REVOCABLE PROXY
                               V BAND CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


[ X ]     PLEASE MARK VOTES
          AS IN THIS EXAMPLE


The undersigned hereby appoints Thomas E. Feil, Tom Hughes and Robert Riiska, and each of them, with power of substitution, as proxies to appear and vote, as designated below, all of the shares of the Common Stock, $.01 par value per share, of V Band Corporation (the "Company"), held of record by the undersigned on April 26, 1999, at the Annual Meeting of Shareholders to be held at _____ a.m. on June 4, 1999.


1. To approve and adopt an Agreement and Plan of Merger dated as of April 14, 1999 among IPC Information Systems, IPC Merger Sub, Inc. ("Merger Sub") and the Company, and the merger of the Company with and into Merger Sub as provided for therein.

     [   ] FOR        [   ] AGAINST      [   ] ABSTAIN


2.   Other Matters:

     In their discretion the proxies are authorized to vote upon such other business as may legally come before the meeting, although management of the Company was not aware on May ___, 1999 of any other business to be considered; and provided that in no event shall such discretionary authority extend to my vote for the election of any person to any office for which a nominee is not named in the accompanying proxy statement.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR proposal 1 and at the discretion of the proxies as to other matters.
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Please be sure to sign and date this Proxy in the box below.



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                                      Date


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                             Shareholder sign above


    Detach above card, sign, date and mail in postage paid envelope provided

                               V BAND CORPORATION
                              3 Westchester Plaza
                            Elmsford, New York 10523

                               PLEASE ACT PROMPTLY
                  MARK, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

                 WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT.
               IF YOU ATTEND, YOU MAY VOTE IN PERSON IF YOU DESIRE